Exhibit 23.1

              [LETTERHEAD OF D. BROOKS AND ASSOCIATES CPA'S, P.A.]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 11, 2012, with respect to the financial statements of Amperico Corp. contained in the Registration Statement and Prospectus of Amperico Corp. We hereby consent to the use of the aforementioned report in the Amended Registration Statement and Prospectus, and to the use of our name as it appears under the heading "Experts."



/s/ D. Brooks and Associates CPA's, P.A.
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D. Brooks and Associates CPA's, P.A.
West Palm Beach, FL
November 9, 2012